Exhibit 10.1

SIXTH AMENDMENT TO CONSTRUCTION LOAN AGREEMENT

This Sixth Amendment to Construction Loan Agreement is dated as of the 23rd day of March, 2006, and is by and between DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) and FIRST NATIONAL BANK OF OMAHA (“BANK”), a national banking association established at Omaha, Nebraska.

WHEREAS, BANK and BORROWER executed a Construction Loan Agreement dated as of September 25, 2000 (the Construction Loan Agreement, together with all amendments thereto is herein called the “AGREEMENT”);

Now, therefore, for valuable consideration, receipt and adequacy of which is acknowledged, the parties agree as follows:

1.             All capitalized terms herein that are not otherwise defined shall have the meanings assigned to them in the AGREEMENT.

2.             BORROWER acknowledges and agrees it owes BANK (as part of its OBLIGATIONS):

•                  TERM NOTE 2 which has a current principal balance of $9,360,401.39

•                  TERM NOTE 4 which has a current principal balance of $88,121.03 that is to be paid on April 1, 2006;

•                  TERM NOTE 5 which has a current principal balance of $0, and a commitment of $5,000,000;

•                  REVOLVING NOTE which has a current principal balance of $0, and a commitment of $3,000,000.00.

3.             The parties desire to revise TERM NOTE 5 to amend it from a Reducing Revolver to a Long Term Revolving Note, which will provide at all times a $5,000,000 revolving facility to BORROWER after TERM NOTE 4 is paid, and to revise the repayment schedule of TERM NOTE 5.

4.             Attached hereto as Exhibit 6-A is a replacement TERM NOTE 5, which by execution hereof, will replace the TERM NOTE 5 Reducing Revolver with a new TERM NOTE 5 Long Term Revolver, with the revised repayment terms as described in the new TERM NOTE 5.

5.             Section 1.17 of the AGREEMENT (definition of MANAGEMENT CONTRACT) is hereby deleted in its entirety, effective immediately.

6.             Section 1.18 of the AGREEMENT is hereby amended to read, effective immediately:

1.18 “MARKETING CONTRACTS” means the written contract dated as of November 30, 2005, between BORROWER and Renewable Products Marketing

Group, L.L.C. to market ethanol, and the written contract dated as of November 28, 2005, between BORROWER and Commodity Specialists Company to market Dry Distiller’s Grain.

7.             Section 7.1.13 of the AGREEMENT (regarding Broin and Associates as management company) is hereby deleted in its entirety, effective immediately.

8.             Effective immediately, Section 7.1.14 of the AGREEMENT is hereby amended to read:

7.1.14 The BORROWER shall fail to keep MARKETING CONTRACTS in force.

9.             Effective immediately, the BANK’s address as stated in Section 8.7 is hereby amended to read, effective immediately:

If to the BANK:

First National Bank of Omaha

1620 Dodge St., STOP 1050

Omaha, NE 68197-1050

Attention: Chris Reiner

10.           BORROWER certifies by its execution hereof that the representations and warranties set forth in Section 5.1. of the AGREEMENT are true as of this date, and that no EVENT OF DEFAULT Ender the AGREEMENT, and no event which, with the giving of notice or passage of time or both, would become such an EVENT OF DEFAULT, has occurred as of this date.

11.           Except as amended hereby the parties ratify and confirm as binding upon them all of the terms of the AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have caused this AGREEMENT to be executed by their respective officers or managers thereunto duly authorized, as of the date first above written.

Dakota Ethanol, L.L.C.		First National Bank of Omaha

By:	/s/ Brian Woldt	By:	/s/ Mark A. Baratta
Brian Woldt
Chairman of the Board of Governors		Its:	Vice President

Exhibit 6-A

TERM NOTE 5
(Long Term Revolver)

Note Date: March	, 2006	$5,000,000.00

Maturity Date: September 1, 2011

FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK” ), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Five Million and no hundredths Dollars ($5,000,000.00), or the amount shown on the BANK’s records to be outstanding, plus interest (calculated on the basis of 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of September 25, 2000, as it may have been amended, from time to time. This promissory note is a modification or substitution for the TERM NOTE described therein. All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue at a rate (time “RATE”) fifty (50) basis points above the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. Provided, however, at no time shall the RATE be less than five (5%) percent per annum. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its “National Base Rate”.

Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REVOLVING FEATURE. The BORROWER may reborrow, on a revolving basis, that principal amount repaid on this promissory note which remains at a variable interest rate. BORROWER will pay BANK an unused commitment fee of three-eighths of one percent (3/8%) assessed quarterly in arrears against the unused portion of the note amount. Pursuant to this revolving loan feature the BANK will lend the BORROWER, from time to time until maturity of this note such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK received by the

BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00. The BORROWER may borrow, repay and reborrow hereunder, from the date of this AGREEMENT until the maturity of this note, said amount or any lesser sum which is $10,000.00 or an integral multiple thereof.

INCENTIVE PRICING. The interest rate applicable to this promissory note is subject ‘to reduction In the event that BORROWER maintains, as measured quarterly, the following ratios, the interest rates will be reduced accordingly, for the subsequent quarter:

If the Ratio of INDEBTEDNESS to
NET WORTH is:	Interest rate will be:

Equal to or greater than 1.01:100	BASE RATE plus 50 basis points

Greater than .75:1.00, but less than 1.01:1.00	BASE RATE plus 25 basis points

Less than or equal to .75:1.00	BASE RATE plus 0 basis points

REPAYMENT TERMS. BORROWER will pay quarterly payments of interest. Any outstanding principal balance, plus any accrued but unpaid interest, shall be fully due and payable on September 1, 2011, if not sooner paid.

ADDITIONAL TERMS AND CONDITIONS. The CONSTRUCTION LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

DAKOTA ETHANOL, L.L.C.

By	/s/ Brain Woldt
Brian Woldt,
Chairman of the Board of Governors

STATE OF S. D.                   )

) ss.

COUNTY OF Lake      )

On this 28 day of March, 2006, before me, the undersigned, a Notary Public, personally appeared Brian Woldt, Chairman of the Board of Governors of Dakota Ethanol, L.L.C., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Illegible Signature 9-22-2007
Notary Public

Dakota Ethanol, LLC	[Handwritten: Dakota]
2000060491-003 (Repl)

TERM NOTE 5

(Long Term Revolver)

Note Date: March 23, 2006	$5,000,000.00
Maturity Date: September 1, 2011

FOR VALUE RECEIVED, DAKOTA ETHANOL, L.L.C., a South Dakota limited liability company (“ BORROWER”) promises to pay to the order of First National Bank of Omaha (“BANK”), at its principal office or such other address as BANK or holder may designate from time to time, the principal sum of Five Million and no hundredths Dollars ($5,000,000.00), or the amount shown on the BANK’S records to be outstanding, plus interest (calculated on the basis of 360-day year) accruing each day on the unpaid principal balance at the annual interest rates defined below. Absent manifest error, the BANK’s records shall be conclusive evidence of the principal and accrued interest owing hereunder.

This promissory note is executed pursuant to a Construction Loan Agreement (“CONSTRUCTION LOAN AGREEMENT”) between BORROWER and BANK dated as of September 25, 2000, as it may have been amended, from time to time. This promissory note is a modification or substitution for the TERM NOTE described therein. All capitalized terms not otherwise defined in this note shall have the meanings provided in the CONSTRUCTION LOAN AGREEMENT.

INTEREST ACCRUAL. Interest on the principal amount outstanding shall accrue at a rate (the “RATE”) fifty (50) basis points above the BASE RATE in effect from time to time until maturity, and three per cent (3%) above the BASE RATE in effect from time to time after maturity, whether by acceleration or otherwise. Provided, however, at no time shall the RATE be less than five (5%) percent per annum. For purposes hereof, BASE RATE shall mean the rate announced by BANK from time to time as its “National Base Rate”.

Each time the BASE RATE shall change, the RATE shall change contemporaneously with such change in the BASE RATE. Interest shall be calculated on the basis of a 360-day year, counting the actual number of days elapsed.

REVOLVING FEATURE. The BORROWER may reborrow, on a revolving basis, that principal amount repaid on this promissory note which remains at a variable interest rate. BORROWER will pay BANK an unused commitment fee of three-eighths of one percent (3/8%) assessed quarterly in arrears against the unused portion of the note amount. Pursuant to this revolving loan feature the BANK will lend the BORROWER, from time to time until maturity of this note such sums in integral multiples of $10,000.00 as the BORROWER may request by reasonable same day notice to the BANK, received by the BANK not later than 11:00 A.M. of such day, but which shall not exceed in the aggregate principal amount at any one time outstanding, $5,000,000.00. The BORROWER may borrow, repay and reborrow hereunder, from the date of this AGREEMENT until the maturity of this note, said amount or any lesser sum which is $10,000.00 or an integral multiple thereof.

INCENTIVE PRICING. The interest rate applicable to this promissory note is subject to reduction. In the event that BORROWER maintains, as measured quarterly, the following ratios, the interest rates will be reduced accordingly, for the subsequent quarter:

If the Ratio of INDEBTEDNESS to
NET WORTH is:	Interest rate will be:

Equal to or greater than 1.01:1.00	BASE RATE plus 50 basis points

Greater than .75:1.00, but less than 1.01:1.00	BASE RATE plus 25 basis points

Less than or equal to .75:1.00	BASE RATE plus 0 basis points

REPAYMENT TERMS. BORROWER will pay quarterly payments of interest. Any outstanding principal balance, plus any accrued but unpaid interest, shall be fully due and payable on September 1, 2011, if not sooner paid.

ADDITIONAL TERMS AND CONDITIONS. The CONSTRUCTION LOAN AGREEMENT, and any amendments or substitutions, contains additional terms and conditions, including default and acceleration provisions, which are incorporated into this promissory note by reference. The BORROWER agrees to pay all costs of collection, including reasonable attorneys fees and legal expenses incurred by the BANK. if this promissory note is not paid as provided above. This promissory note shall be governed by the substantive laws of the State of Nebraska.

WAIVER OF PRESENTMENT AND NOTICE OF DISHONOR. BORROWER and any other person who signs, guarantees or endorses this promissory note, to the extent allowed by law, hereby waives presentment, demand for payment, notice of dishonor, protest, and any notice relating to the acceleration of the maturity of this promissory note.

DAKOTA ETHANOL, L.L.C.

By	/s/ Brian Woldt
Brian Woldt,
Chairman of the Board of Governors

STATE OF S. Dakota )

)ss.

COUNTY OF Lake)

On this 28 day of March, 2006, before me, the undersigned, a Notary Public, personally appeared Brian Woldt, Chairman of the Board of Governors of Dakota Ethanol, L.L.C., on behalf of said entity, who executed the foregoing instrument, and acknowledged that he executed the same as his voluntary act and deed.

/s/ Illegible Signature 9-22-2007
Notary Public